EXIBIT 99



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                           JOINT DEVELOPMENT AGREEMENT


                     (Buffalo Creek Prospect - Dundy County, Nebraska)

                                  by and among

                         JOHNSON PRODUCTION CORPORATION,

                             KODIAK PETROLEUM, INC.

                                       and

                          SYNERGY RESOURCES CORPORATION

                         dated effective August 1, 2014


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                           JOINT DEVELOPMENT AGREEMENT

                (Buffalo Creek Prospect - Dundy County, Nebraska)

      This JOINT DEVELOPMENT AGREEMENT (the "Agreement") is dated effective as of the 1st day of August, 2014, (the "Effective Date"), by and among JOHNSON PRODUCTION CORPORATION, a Colorado corporation, 9085 East Mineral Circle, Suite 365, Centennial, CO 80112 ("JPC"), KODIAK PETROLEUM, INC., a Colorado corporation, 9085 East Mineral Circle, Suite 365, Centennial, CO 80112 ("Kodiak") and SYNERGY RESOURCES CORPORATION, 20203 Highway 60, Platteville, CO 80651 ("Synergy"). JPC, Kodiak and Synergy are sometimes referred to hereinafter individually as a "Party" or collectively as the "Parties".

      In consideration of the mutual covenants and agreements contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JPC, Kodiak and Synergy represent, warrant and agree as follows.

                                 I. DEFINITIONS

      When referred to in this Agreement, and unless otherwise specified:

     A. The term "Acquisition Costs" means 100% of the cost incurred by a Party to acquire an Oil and Gas Interest in the Contract Area, and shall include any direct payment for the Oil and Gas Interest (e.g. bonus payments or other cash consideration) and a reasonable charge for the costs and expenses incurred by the Acquiring Party to employee the field landmen, lease brokers, attorneys and other consultants needed to identify the ownership of the Oil and Gas Interest, negotiate the acquisition of the Oil and Gas Interest, and cure the Oil and Gas Interest (if any).

     B. The term "Commence" or "Commencement" of a Test Well, as described hereinafter, means spudding the Test Well with a rig capable of reaching the intended total depth.

     C. The term "Contract Area" means the following described lands in Dundy County, Nebraska, as shown on the Plat attached hereto as Exhibit B:

            T2N, R41W, 6th P.M.
            Sections 1 - 18: All

            T3N, R41W, 6th P.M.
            Sections 19 - 36: All



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     D. The term  "Drilling and  Completion"  or "Drill and Complete"  means the following:

     (1) pre-drilling activities related to the drilling of a Test Well (as defined below) such as surveying, construction of the drillsite and roads, the installation of tanks, pits, disposal facilities and other equipment necessary to drill the Test Well, and obtaining all necessary permits and title work, spacing and pooling orders and agreements, (including the employment of attorneys, landmen and other consultants to the extent directly associated with any of the foregoing); and

     (2) the moving on and "rigging up" of a drilling rig capable of drilling to the proposed depth of the Test Well, the commencement of drilling operations for the Test Well, the completion of the bore hole for testing purposes, and the testing of all potentially productive geologic formations in the wellbore; and

     (3) if the Test Well is Drilled and Immediately Abandoned ("D&A") as a dry hole: the plugging and abandonment of the Test Well and all costs to reclaim the drillsite; or

     (4) if the Test Well is to be completed as a producer of oil or liquid hydrocarbons: taking all steps, and installing all other equipment in and on the Test Well and the Spacing Unit for the Test Well, necessary to complete the well "through the tanks" and allow the well to produce commercial quantities of marketable oil and liquid hydrocarbons, and to be able to temporarily store said production at the wellsite; or

     (5) if the Test Well is completed as a producer of gas and related substances: taking all steps, and installing all equipment in and on the Test Well and the Spacing Unit for the Test Well, necessary to complete the well and allow the well to produce commercial quantities of gas and related substances, including the installation of surface equipment such as dehydrators, separators, lac units and heater/treaters located on the wellsite.

      The term "Drilling and Completion" or "Drill and Complete" shall not include:

     (6) the acquisition, maintenance or extension of the Pre-Owned Leases or Jointly Owned Interests (as defined below); and

     (7) operations necessary to maintain a Test Well after it is completed, tested, and equipped "through the tanks" as a well capable of production in paying quantities, such as a re-work or re-completion operation, or (ii) the construction and installation of gathering systems and pipelines required to collect and transport gas produced by each well, and transmission and/or processing facilities located off of the wellsite.

     E. The term "Costs of Drilling and Completion" or the term "Cost to Drill and Complete" shall mean 100% of the cumulative cost of the Drilling and Completion of a Test Well.


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     F. Intentionally deleted.

     G. The term "Jointly Owned Interest" means any Oil and Gas Interest located in the Contract Area, whether a portion of a Pre-Owned Lease, as defined below, or an Acquired Interest (as defined in Section IV.C., below) in which Synergy and JPC each own one-half of the interest.

     H. The term "Oil and Gas Interest" means any oil and gas lease, fee mineral interests, or any other interest in oil, gas and related hydrocarbons acquired by either Party to this Agreement in the Contract Area during the terms of this Agreement.

     I. The term "Pre-Owned Leases" means the oil and gas leases that were acquired by Synergy within the Contract Area on or before May 9, 2014, which are more particularly described on Exhibit A to this Agreement.

     J. The term "Spacing UnitK. " for purposes of this Agreement shall be defined as the "160-acre" quarter Section in which the Test Well is located.

     K. The term "Test Well" means any one of the ten (10) Test Wells that JPC and Kodiak have the right, but not the obligation, to Drill and Complete, down to a depth sufficient to test the Lansing-Kansas City formation in the Contract Area, pursuant to the terms of this Agreement.

           II. TERM OF AGREEMENT and JPC's OPTION TO DRILL TEST WELLS

     A. Initial Term of this Agreement. The "Initial Term" of this Agreement shall be the one (1) year period following the Effective Date of this Agreement.

     B. JPC's Option to Drill Test Wells. JPC shall have the option, but not the obligation, to Drill and Complete a maximum of ten (10) Test Wells during the term of this Agreement. The maximum term of this Agreement is five (5) years from the Effective Date of this Agreement.

     C. Test Well Requirements. Any Test Well proposed by JPC must be located on the Contract Lands. Otherwise, the location of each Test Well will be determined at the sole discretion of JPC. Each Test Well must be drilled by JPC or Kodiak, as Operator, pursuant to the terms of the A.A.P.L. 610-1989 Model Form Operating Agreement (attached hereto as Exhibit C and incorporated by reference herein), and in accordance with standards of an experienced and prudent oil and gas operator.

     D. Spacing Unit Requirement. Unless otherwise agreed to by the Parties, the Spacing Unit for each Test Well must include Pre-Owned Leases which contributes a majority of the total working interest in the Spacing Unit for the Test Well.

     E. Extension of the Initial Term. In the event JPC or Kodiak Drills and Completes a minimum of two (2) Test Wells within the Initial Term, the term of this Agreement shall be extended for an additional one (1) year period, and will likewise be extended for additional successive one-year periods, up to a maximum


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of four additional successive one-year periods,  until JPC or Kodiak has Drilled and Completed ten (10) Test Wells, but only on the condition that JPC or Kodiak Drills and Completes a minimum of two (2) Test Wells in each one year extension of the Initial Term, subject to Synergy having the sole and absolute discretion to waive this condition as set forth in Section II.F. directly below.

     F. Termination of this Agreement. Notwithstanding the foregoing, this Agreement shall terminate upon the earliest occurrence of one of the following events:

     (1) at the end of the Initial Term, in Synergy's sole and absolute discretion, if JPC or Kodiak fails to Drill and Complete Two (2) Test Well in the Contract Area during the Initial Term;

     (2) at the end of any extended one year term of this Agreement, in Synergy's sole and absolute discretion, if JPC or Kodiak fails to Drill and Complete two (2) Test Well in the Contract Area within said extended one-year term;

     (3) upon the date of completion "through the tanks" of the tenth Test Well; or

     (4)  five (5) years from the Effective Date of this Agreement.

     G. Interest to be Earned by JPC in each Test Well. If JPC elects to Drill and Complete a Test Well, Synergy shall be obligated to participate in the Test Well on the following terms:

     (1) JPC shall pay 5/8ths of the Cost of Drilling and Completing the Test Well that is attributable to the combined working interest owned by Synergy and JPC in those portions of the Pre-Owned Leases and Jointly Owned Interests that are located within the Spacing Unit for the Test Well, to earn (i) one-half of the combined working interest of Synergy and JPC in the wellbore of the Test Well and in the oil and/or gas production attributable to said wellbore interest; (ii) one-half of the combined interest of Synergy and JPC in that portion of the Pre-Owned Leases located in the Spacing Unit; and (iii) 5% of Synergy's original interest in those portions of the Pre-Owned Leases that are located outside of any Spacing Unit for a Test Well, as further described in Section III.B below.

     (2) Synergy shall pay 3/8ths of the Costs of Drilling and Completing the Test Well that is attributable to the combined working interest owned by Synergy and JPC in those portions of the Pre-Owned Leases and Jointly Owned Interests that are located within the Spacing Unit for the Test Well, to own one-half of the combined working interest of Synergy and JPC in the wellbore of the Test Well along with the oil and gas production attributable to said interest. Synergy shall retain the equivalent of one-half of the combined interest of Synergy and JPC in the Pre-Owned Leases located in the Spacing Unit for the Test Well, and will also retain that portion of its original working interest in any of the Pre-Owned Leases not located in a Spacing Unit for a Test Well that has not been earned by JPC pursuant to the provisions of
          Section III.B.


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                     III. ACREAGE TO BE EARNED BY JPC AFTER
                     DRILLING AND COMPLETING EACH TEST WELL

     A. Working Interest Earned by JPC in Pre-Owned Leases Located in Spacing Unit. Upon the Drilling and Completion of any Test Well pursuant to the terms of this Agreement, JPC shall earn one-half of the combined interest of Synergy and JPC in the working interest and associated net revenue interest in that portion of any Pre-Owned Lease located within the Spacing Unit for the Test Well. Synergy shall deliver an assignment of the working and net revenue interest earned by JPC hereunder in the applicable portions of the Pre-Owned Leases, without warranty of title other than by and through Synergy, but subject to the ORI reservation described in Section III.D. below, within thirty (30) business days of the completion of the Test Well "through the tanks".

     B. Additional Interests Earned by JPC in Pre-Owned Leases. Upon the Drilling and Completion of any Test Well pursuant to this Agreement, JPC shall have earned one-half (1/2) of one-tenth (1/10th) of Synergy's original working interest and associated net revenue interest in those portions of the Pre-Owned Leases described on Exhibit A that are not located in a Spacing Unit for a Test Well. Synergy shall be obligated to deliver an assignment to JPC of a 5% interest in the applicable portions of the Pre-Owned Leases, without warranty of title other than by and through Synergy, but subject to the ORI reservation described in Section III.D. below, within thirty (30) business days of the completion of the Test Well "through the tanks".

     C. Limitation on the Interest to be Earned Under Agreement. Notwithstanding any provision in this Agreement to the contrary, JPC shall never earn, and shall never be entitled to assignment of: (i) more than one-half of Synergy's original working interest in any Pre-Owned Lease, or (ii) any portion of Synergy's one-half share in any Jointly Owned Interest.

     D. Reservation of Overriding Royalty Interest in Pre-Owned Leases. Any assignment from Synergy to JPC of an interest in a Pre-Owned Lease shall be subject to a reservation by Synergy of an overriding royalty interest in said lease equal to the difference between existing LOR and ORI burdens on the Pre-Owned Lease and 16.0%, proportionately reduced to reflect the working interest in the Pre-Owned Lease that is assigned from Synergy to JPC.

     E. Illustration of Earning by JPC. The following examples, based on the fact situation presented below, are provided to clarify the interest that JPC will earn in the Pre-Owned Leases as a result of drilling seven of ten Test Wells pursuant to the terms of this Agreement:

      Facts

     1.   JPC will Drill and Complete a total of ten (10) Test Wells.

     2. Synergy's original interest in the Pre-Owned Leases cover 8,086 gross acres and 8,011 Net Mineral Acres.

     3. The Spacing Unit for each Test Well consists of a quarter section wholly within the Contract Area covering 160 acres.

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     4.   Each Spacing Unit  consists of Pre-Owned  Leases  covering 100% all of the mineral rights in the Spacing Unit, i.e., 160 gross and net acres of Pre-Owned Leases.

     (A)  When JPC Drills and Completes the first Test Well, JPC shall earn:

          (1) One-Half of the combined 100% interest of Synergy (100%) and JPC (0%) in the 160 Net Mineral Acres in those portions of the Pre-Owned Leases located in the Spacing Unit for the first Test Well (i.e. a 50% working interest, or 80 Net Mineral Acres);

          (2) Five Percent (5%) (i.e., 1/2 x 1/10th) of Synergy's 7851 Net Mineral Acres (8011 - 160 = 7851) of Pre-Owned Leases remaining after excluding that portion of the Pre-Owned Leases located in the Spacing Unit for the first Test Well (i.e. 392 Net Mineral Acres);

          (3) All of the interest earned by JPC will be assigned to JPC subject to the ORI reserved by Synergy in Section III.D. above.

     (B) When JPC Drills and Completes the second Test Well, JPC shall earn an additional:

          (1) One-Half of the combined 100% interest of Synergy (95%) and JPC (5%) in the 160 Net Mineral Acres covered by the portion of the Pre-Owned Leases located in the Spacing Unit for the second Test Well. Since JPC already owns 8 Net Mineral Acres in the Pre-Owned Leases covering the Spacing Unit (i.e., 1/2 x 1/10th of the 160 Net Mineral Acres originally owned by Synergy) Synergy will only be obligated to assign JPC an additional 72 Net Mineral Acres, or a 45% working interest, in the Spacing Unit in order to give Synergy and JPC an equal interest the Spacing Unit (i.e. a 50% working interest, or 80 Net Mineral Acres);

          (2) Five Percent (5%) (i.e. 1/2 x 1/10th) of Synergy's 7691 Net Mineral Acres (7851 - 160 = 7691) of Pre-Owned Leases remaining after excluding the Pre-Owned Leases located in the Spacing Unit for the first and second Test Well, less the 8 Net Mineral Acres JPC already owned in the Spacing Unit for the second Test Well (i.e. 376 Net Mineral Acres);

          (3) All of the interest assigned to JPC in the second Test Well will be subject to the ORI reserved by Synergy in Section III.D. above.

     (C) When JPC Drills and Completes the third Test Well, JPC shall earn an additional:

          (1) One-half of the combined interest of Synergy (90%) and JPC (10%) in the 160 Net Mineral Acres covered by the portion of the Pre-Owned Leases located in the Spacing Unit for the third Test Well. Since JPC already owns 16 Net Mineral Acres in the
               Pre-Owned Leases covering the third Spacing Unit (i.e., 1/2 of 2/10ths of the 160 Net Mineral Acres that Synergy originally


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               owned in the third  Spacing  Unit) Synergy will only be obligated to assign an additional 64 Net Mineral Acres, or a 40% working interest, in the Spacing Unit to JPC in order to give Synergy and JPC an equal interest the Spacing Unit (i.e. a 50% working interest, or 80 Net Mineral Acres);

          (2) Five Percent (5%) (i.e. 1/2 x 1/10th) of Synergy's 7531 Net Mineral Acres (7691 - 160 = 7531) of Pre-Owned Leases remaining after excluding the Pre-Owned Leases located in the Spacing Unit for the first, second and third Test Wells, less the 16 Net Mineral Acres JPC already owned in the Spacing Unit for the third Test Well (i.e. 360 Net Mineral Acres);

          (3) All of the interest assigned to JPC in the third Test Well will be subject to the ORI reserved by Synergy in Section III.D. above.

     (D) After JPC Drills and Completes the three Test Wells, JPC shall have earned the following cumulative interest in the Pre-Owned Leases.

          (1) One-Half of Synergy's original 480 Net Mineral Acres in those portions of the Pre-Owned Leases located in the three Spacing Units for the first three Test Wells (i.e. 240 Net Mineral Acres);

          (2) 15% (i.e., 1/2 x 1/10th x 3 Test Wells) of Synergy's 7531 Net Mineral Acres (8011 - 480 = 7531) of Pre-Owned Leases remaining after excluding the 480 Net Mineral Acres of Pre-Owned Leases located in the Spacing Units for the three Test Wells (i.e. 1129 Net Mineral Acres);

          (3) All of the cumulative interest earned by JPC, as described above, will bear the ORI reserved by Synergy in Section III.D above.

     (E) After JPC Drills and Completes a total of seven (7) Test Wells, JPC shall have earned a cumulative:

          (1) One-Half of Synergy's original Net Mineral Acres in the portions of the Pre-Owned Leases covering the seven Spacing Units for the seven Test Well (i.e., 560 Net Mineral Acres);

          (2) 35% (i.e., 1/2 x 1/10th x 7 Test Wells) of Synergy's 6891 Net Mineral Acres (8011 - 1120 = 6891) of the Pre-Owned Leases remaining after excluding the 1120 Net Mineral Acres of Pre-Owned Leases located in the seven Spacing Units for the seven Test Wells (i.e. 2412 Net Mineral Acres);

          (3) All interest earned by JPC, as described above, will be subject to the ORI reserved by Synergy in Section III.D above.

     (F) After JPC Drills and Completes a total of ten (10) Test Wells, JPC shall have earned a cumulative:

          (1) One-Half of Synergy's original Net Mineral Acres in the portions of the Pre-Owned Leases covering the ten Spacing Units for the ten Test Wells (i.e., 800 Net Mineral Acres);

          (2) 50% (i.e., 1/2 x 1/10th x 10 Test Wells) of Synergy's 6411 Net Mineral Acres (8011 - 1600 = 6411) of the Pre-Owned Leases remaining after excluding the 1600 Net Mineral Acres of Pre-Owned Leases located in the ten Spacing Units for the ten Test Wells (i.e. 3205 Net Mineral Acres);

          (3) All interest earned by JPC, as described above, will be subject to the ORI reserved by Synergy in Section III.D above.

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                           IV. AREA OF MUTUAL INTEREST

     A. Area of Mutual Interest. The execution of this Agreement will cause the establishment of an Area of Mutual Interest ("AMI"), comprised of the Contract Area as shown on the Plat attached hereto as Exhibit B, which shall remain binding on the Parties during the term of this Agreement but no longer than (5) years from the Effective Date of this Agreement.

     B. Intentionally deleted.

     C. The Rights of the Parties to Leases Acquired in the AMI. If, during the term of the AMI, any Party acquires an Oil and Gas Interest within the AMI (hereinafter referred to as an "Acquired Interest"), whether by leasing, farm-in, purchase from a third party lessee or otherwise, the Party that acquires the Acquired Interest (the "Acquiring Party") shall deliver written notice of the acquisition to the other Party (the "Non-Acquiring Party"), by certified mail, within fifteen (15) days of the date of the acquisition (the "Notice"). The Notice must include a copy of the instrument creating the Acquired Interest (e.g. an oil and gas lease or mineral deed), any title documents defining the title and quantity of the Acquired Interest (e.g. ownership reports and run sheets), and documentation of the Acquisition Cost, as defined above, of the Acquired Interest. The Non-Acquiring Party shall have fifteen (15) days from receipt of the Notice in which to provided notice to the Acquiring Party, in writing, delivered by certified mail, of its decision whether or not to acquire one-half of the Acquired Interest. If the Non-Acquiring Party elects to acquire one-half of the Acquired Interest, the Non-Acquiring Party shall tender to the Acquiring Party, within thirty (30) days of its election, one-half of the Acquisition Costs of the Acquired Interest, and the Acquiring Party shall, within thirty (30) days of receipt of the Non-Acquiring Party's share of the Acquisition Costs, deliver an assignment of one-half of the Acquired Interest to the Non-Acquiring Party, without reservation. Failure of the Non-Acquiring Party to respond to the Notice within fifteen (15) days, or to deliver its share of the Acquisition Costs to the Acquiring Party within the following (30) days, shall be deemed a waiver and release, by the Non-Acquiring Party, of any present or future right to a share of the Acquired Interest. Any Acquired Interest in which the Non-Acquiring Party elects to participate for a one-half share shall be referred to hereinafter as a "Jointly Owned Interest".


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                    V. OTHER OPERATIONS IN THE CONTRACT AREA

     A. Generally. All operations conducted by the Parties in the Contract Area shall be conducted by Kodiak, as Operator, in accordance with the terms of the A.A.P.L. Form 610-1989 MODEL FORM OPERATING AGREEMENT (hereinafter referred to as the "JOA") that is attached as Exhibit C to this Agreement. The "Preferential Right to Purchase" provision described in Article VIII.F of the JOA shall be deleted. The provisions in the JOA regarding the maintenance of the uniform interest of the Parties to the JOA shall be amended to permit the ownership and assignments of different working interest in different lands within the Contract Area as provided for in this Agreement. However, if the working interest of Synergy and JPC in the wellbore of a Test Well is different from the working interest of the same Parties in the Spacing Unit for the same Test Well, then notwithstanding anything in this Agreement or in the JOA to the contrary, the cost of operating and maintaining the wellbore of said Test Well, or the cost of subsequent operations to deepen, plug back or recomplete the well bore of said Test Well, and the ownership of the production from the wellbore of said Test Well, will be apportioned among the Parties in the same proportion as their respective ownership of the wellbore of said Test Well.

     B. Cash Calls. Kodiak shall have the right, with regard to any Test Well, to obtain from Synergy an advance of Synergy's share of the estimated cost of the Test Well, but only in accordance with the terms and provisions of Article VII.C of the JOA attached as Exhibit C to this Agreement. However, notwithstanding the provisions of Article VII.C of the JOA, Kodiak shall be obligated to refund to Synergy, immediately, the full amount of any the advance if the subject Test Well is not commenced within 30 days, and any amount of the advance that is in excess of Synergy's share of the actual cost of the Test Well.

     C. JOA Coverage if No Test Well is Drilled and Completed. If JPC fails to drill any Test Well in the Contract Area within the initial one-year term of this Agreement, the JOA shall remain in full force and effect as to any Jointly Owned Interests acquired by the Parties prior to termination of this Agreement, but shall not apply to, and JPC and Kodiak shall release any claim to, the Pre-Owned Leases.

     D. Conflict Between Joint Development Agreement and JOAE. . In the event of a conflict between the terms and conditions of the JOA and this Agreement, the terms and conditions of this Joint Development Agreement shall control.

     E. Synergy's Unrestricted Right to Access, Records and Reports. Notwithstanding anything in the JOA to the contrary, and even if Synergy has elected not to participate in any operation proposed by any party under the JOA, Synergy shall nevertheless be entitled to access to the Contract Area and to the records of operations as described and provided for in Article V.D.5 of the JOA, and shall further be entitled to the reports, test results and notices regarding progress of operations as described and provided for in Articles V.D.5 and V.D.7 of the JOA.

                      VI. REPRESENTATIONS OF JPC AND KODIAK

     A. Existence. JPC and Kodiak (referred to hereinafter as "JPC") are duly organized, validly existing, corporations in good standing under the laws of the State of Colorado, and have all requisite power and authority to own and operate the Oil and Gas Interests to be acquired under the terms of this Agreement.

     B. Authorization. JPC possesses all authority necessary to enter into this Agreement and to perform all its obligations hereunder. This Agreement has been duly executed and delivered on its behalf. This Agreement shall constitute a legal, valid, and binding obligation of JPC, enforceable in accordance with its terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

     C. Power. Subject to restrictions on assignment of the type typically found in the oil and gas industry, and to rights to consent by, required notices to, and filings with or actions by other governmental entities, JPC's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its certificate of incorporation, by-laws, or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which JPC is a party or by which it is bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

     D. Brokers. JPC has incurred no liability, contingent or otherwise, for brokers', finders' or similar fees or commissions of an intermediary in respect of the execution, delivery or performance of this Agreement and the transactions contemplated by this Agreement, for which JPC shall have any responsibility whatsoever.

     E. Foreign Person. Status. JPC is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), Articles 1445 and 7701 (i.e. JPC is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

     F. No Development. Neither JPC nor any of its affiliates have conducted oil and gas drilling, development or production operations in the Contract Area. Except as expressly contemplated by this Agreement, JPC has not entered into any commitments for expenditures for the development or operation of the Contract Area, and has no proposals currently outstanding to drill wells or conduct other exploration or development operations within the Contract Area.

     G. Records. To the best of JPC's knowledge, there are no unrecorded documents or agreements which would result in the impairment or loss of JPC's title to the Oil and Gas Interests in the Contract Area, the reduction in the value thereof, or that would impede operations thereon.

                         VII. REPRESENTATIONS OF SYNERGY

     A. Existence. Synergy is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has all requisite power and authority to own, operate the Pre-Owned Leases, acquire additional oil and gas leases in the Contract Area, and make the assignments of oil and gas leases provided for in this Agreement.

     B. Authorization. Synergy has all authority necessary to enter into this Agreement and to perform all its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

     C. Power. Synergy`s execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its certificate of incorporation, by-laws, or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

     D. Brokers. Synergy has incurred no liability, contingent or otherwise, for brokers', finders' or similar fees or commissions of an intermediary in respect of the execution, delivery or performance of this Agreement and the transactions contemplated by this Agreement, for which Synergy shall have any responsibility whatsoever.

     E. No Development. Neither Synergy nor any of its Affiliates have conducted oil and gas drilling, development or production operations in the Contract Area. Except as expressly contemplated by this Agreement, Synergy has not entered into any commitments for expenditures for the development or operation of the Contract Area, other than expenses incurred in connection with acquiring the Pre-Owned Leases within the Contract Area, and has made no other proposals that are currently outstanding to drill wells or conduct other exploration or development operations within the Contract Area.

     F. Records. To the best of Synergy's knowledge, there are no unrecorded documents or agreements which would result in the impairment or loss of Synergy's title to the Pre-Owned Leases of the Oil and Gas Interests in the Contract Area, the reduction in the value thereof, or that would impede operations thereon.

                           VIII. ADDITIONAL PROVISIONS

     A. No Mining Partnership. The liability of the Parties under this Agreement shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals.

     B. No Partnership or Tax Partnership. This Agreement in not intended to create, nor shall it be construed to create, a relationship of partnership or an association for profit among the Parties. If, for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of the 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder.

     C. Limitations on the Creation of Additional Burdens on the Pre-Owned Leases. During the term of this Agreement, both Parties are prohibited from creating any additional ORI burdens on production from the Pre-Owned Leases other than the ORI burdens existing of record as of the date of execution of this Agreement and the ORI provided for in Section III.C. above. However, notwithstanding anything in this provision or the attached JOA to the contrary, once Synergy has assigned JPC an interest in a Pre-Owned Lease pursuant to the terms of this Agreement, for as long as this Agreement and the JOA attached as Exhibit C to this Agreement remains in force and effect, either Party may create additional burdens on their share of the working interest and net revenue interest in said Pre-Owned Leases (referred to hereinafter as an "Excess Burden") except that during the term of this Agreement, an Excess Burden created by one Party shall never be a burden on the share of production of the other Party, including but not limited to the share of production that a Party is entitled to receive from the wellbore of a well as a result of an election by the other Party to "non-consent" any operation proposed by the Operator in the Contract Area.

     D. Recording of Documents. In any transaction described in this Agreement wherein one Party (the "Assignor") is obligated to assign or convey an Oil and Gas Interest in the Contract Area to the other Party (the "Assignee"), the Assignee shall be responsible for the filing or recording of the Assignment in the applicable County records, and shall pay all documentary, filing, and recording fees incurred in connection with the filing and recording of the Assignment. The Assignee shall provide the Assignor with copies of all recorded and filed instruments.

     E. Further Assurances. The Parties shall execute, acknowledge, and deliver any other documents and shall take such other actions as may be reasonably necessary to carry out their obligations under this Agreement and fulfill the intent of the transactions contemplated hereby.

     F. Notices. All notices under this Agreement must be in writing. Any notice under this Agreement, except notice of an Acquired Interest as provided for in
Section IV.C., may be given by personal delivery, e-mail transmission with receipt confirmed by recipient, U.S. mail (postage prepaid), or commercial delivery service, and will be deemed duly given when received by the party charged with such notice and addressed as follows:

         JPC and Kodiak:      Kent A. Johnson
                              9085 East Mineral Circle, Suite 365
                              Centennial, CO  80112
                              Office: 303-970-7550
                              Mobile: 720-219-6735
                              Email: kodiakpetinc@qwestoffice.net

         Synergy:             Ed Holloway
                              Ron Morgenstern
                              20203 Highway 60
                              Platteville, CO  80651
                              Office: 970-737-1073
                              Email: eholloway@syrginfo.com
                              Email: rmorgenstern@syrginfo.com

     G. Notice of Change. Any Party may, by written notice, properly delivered to the other Party, change the name or address of the individual to whom delivery of all notices shall thereafter be made.

     H. Compliance with Laws. This Agreement is subject to all valid and applicable statutes, laws, rules, regulations and ordinances of any federal, state or local regulatory body or governmental authority having jurisdiction thereof, and all operations hereunder shall be conducted in conformity therewith.

     I. Amendment. This Agreement may not be amended, nor any rights hereunder waived, except by an instrument in writing signed by the Parties.

     J. Entire Agreement. This Agreement (and all the Exhibits hereto) constitute the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter.

     K. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, the Parties hereto and, except as otherwise prohibited, their respective successors and assigns. Except as otherwise stated herein, nothing contained in or implied from this Agreement, is intended to confer upon any other person or entity any benefits, rights, or remedies.

     L. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is void, illegal, or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

     M. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado

     N. Expenses. All expenses incurred by a Party in connection with or related to the authorization, preparation or execution of this Agreement or the documents to be delivered hereunder shall be borne and paid entirely by that Party.

     O. Counterpart. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one document. Delivery of an executed counterpart signature page of this Agreement by facsimile or by electronic transmittal is as effective as executing and delivering this Agreement in the presence of the other Parties to this Agreement.

     P. Assignment. This Agreement shall not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

     Q. Interpretation. The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes to have been jointly prepared by the Parties, and shall not be construed against any Party (nor shall any inference or presumption be made) on the basis of who drafted this Agreement or any particular provision hereof, who supplied the form of Agreement, or any other event of the negotiation, drafting or execution of this Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects the transaction contemplated by the Party.

      IN WITNESS WHEREOF, this Agreement is executed to be effective as of the Effective Date.


JOHNSON PRODUCTION CORPORATION,
a Colorado corporation


/s/ Kent A. Johnson                             August 15, 2014
------------------------------
By: Kent A. Johnson
    --------------------------
Title: President




KODIAK PETROLEUM, INC.,
a Colorado corporation


/s/ Kent A. Johnson                             August 15, 2014
------------------------------
By: Kent A. Johnson
    --------------------------
Title: President


SYNERGY RESOURCES CORPORATION,
a Colorado corporation


/s/ William E. Scaff, Jr.                       August 16, 2014
------------------------------
By: William E. Scaff, Jr.
Title: Co-Chief Executive Officer

                                    EXHIBIT A

                         To Joint Development Agreement
                         dated effective August 1, 2014

                                PRE-OWNED LEASES

                                    EXHIBIT B

                         To Joint Development Agreement
                         dated effective August 1, 2014

                      PLAT OF CONTRACT AREA / AREA OF MUTUAL INTEREST

                                    EXHIBIT C

                         To Joint Development Agreement
                         dated effective August 1, 2014


                            JOINT OPERATING AGREEMENT










                                       19